Exhibit 4.3

THE SUBORDINATED NOTES ARE NOT SAVINGS ACCOUNTS, DEPOSITS, OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF SUSQUEHANNA BANCSHARES, INC. AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, BANK INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY.

THIS SUBORDINATED NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SUBORDINATED NOTE IS EXCHANGEABLE FOR SUBORDINATED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SUBORDINATED NOTE (OTHER THAN A TRANSFER OF THIS SUBORDINATED NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS SUBORDINATED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SUBORDINATED NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


REGISTERED

NO. - 1                                                              $75,000,000



                          SUSQUEHANNA BANCSHARES, INC.
                        6.05% SUBORDINATED NOTES DUE 2012

                                                            CUSIP NO.: 869099AD3

     SUSQUEHANNA BANCSHARES, INC., a Pennsylvania corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $75,000,000 on November 1, 2012 (the "Maturity Date"), and to pay interest thereon at the rate per annum of 6.05% from and including November 4, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on each May 1 and November 1, commencing May 1, 2003, until the principal hereof is paid or made available for payment; provided that if any Registration Default (as such term is defined in the Registration Right Agreement, dated as of the date hereof, among the Company and the Initial Purchasers named therein) occurs with respect to this Subordinated Note, then additional interest ("Additional Interest") will accrue (in addition to the stated interest on this Subordinated Note described above) on this Subordinated Note at a per annum rate of 0.25% from and including the date of the occurrence of such Registration Default to, but excluding, the date on which no Registration Default is in effect with respect to this Subordinated Note; provided, further, however, that if the period during which one or more Registration Defaults remains in effect with respect to this Subordinated Note continues for more than 90 days, then from and including the 91st day during which one or more Registration Defaults remain in effect with respect to this Subordinated Note to, but excluding, the date on which no Registration Default is in effect with respect to this Subordinated Note, such Additional Interest shall accrue on this Subordinated Note at a per annum rate of 0.50%. All Additional Interest payable with respect to this Subordinated Note shall be paid in the same manner as periodic interest payments are required to be made to the Holder of this Subordinated Note pursuant to the terms hereof. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Subordinated Note is registered at the close of business on the 15th calendar day immediately preceding the relevant Interest Payment Date (the "Regular Record Date"). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Subordinated Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Subordinated Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the require-ments of any securities exchange on which the Subordinated Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest payable for any full semiannual period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest payable for any partial semiannual period will be computed based on the actual number of days elapsed during that 180-day period.

     The indebtedness evidenced by the Subordinated Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of the principal of (and premium, if any) and interest on all Senior Indebtedness (as defined in the Indenture), and this Subordinated Note is issued subject to such provisions and each Holder of this Subordinated Note, by accepting the same, agrees to and shall be bound by such provisions, and authorizes the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate such subordination as provided in the Indenture, and appoints the Trustee his attorney-in-fact for such purpose.

     Payment of the principal of (and premium, if any) and any interest on this Subordinated Note will be made at the offices or agencies of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check drawn upon any Paying Agent and mailed on or prior to an Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Security Register. In the event that an Interest Payment Date or the Maturity Date is not a Business Day, the amount payable on such date shall be payable on the next succeeding day that is a Business Day with the same force and effect as if such payment had been made on such date without any interest or other payment with respect to the delay.

     This Subordinated Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued under an Indenture, dated as of November 4, 2002 (the "Indenture"), between the Company and JP Morgan Trust Company, National Association (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all Indentures supplemental thereto reference is hereby made for a statement of the respective rights of the Company, the Trustee, and the Holders of the Securities (including this Subordinated Note), and the terms upon which the Securities (including this Subordinated Note) are, and are to be, authenticated and delivered. This Subordinated Note is one of a series of Subordinated Notes of the Company designated as its 6.05% Subordinated Notes due 2012 (herein called the "Subordinated Notes"), initially limited in aggregate principal amount to $75,000,000.

     The Subordinated Notes may not be redeemed prior to the Maturity Date.

     As provided in the Indenture and subject to certain limitations and conditions set forth therein and in this Subordinated Note, the transfer of this Subordinated Note may be registered in the Security Register of the Company upon surrender of this Subordinated Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Subordinated Note are payable, duly endorsed by, or accompanied by, a written instrument of transfer in form satisfactory to the Company, duly executed by the registered Holder hereof or his attorney duly authorized in writing, and, thereupon, one or more new Subordinated Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Subordinated Notes are issuable only as registered Subordinated Notes without coupons in denominations of $250,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture, and subject to certain limitations set forth therein, this Subordinated Note is exchangeable for a like aggregate principal amount of Subordinated Notes of different authorized denominations, as requested by the Holder surrendering the same.

     The Subordinated Notes shall not be subject to any Sinking Fund.

     Prior to due presentment for registration of transfer of this Subordinated Note, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name this Subordinated Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Subordinated Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

     The Subordinated Note shall contain the additional provisions relating to book-entry securities and transfers in certain situations set forth in Exhibit E to the Indenture.

     If an Event of Default with respect to the Subordinated Notes shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

     In connection with the transactions contemplated by the Registration Rights Agreement, the Subordinated Notes and all Exchange Securities and Private Exchange Securities (as each such term is defined in the Registration Rights Agreement) issued in exchange for the Subordinated Notes pursuant to the Registration Rights Agreement shall vote and consent together on all matters as a single class and shall constitute a single series of Securities under the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected by such amendment or modification under the Indenture at any time by the Company and the trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Securities of each such series to be so affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Subordinated Note shall be conclusive and binding upon such Holder and upon all future Holders of this Subordinated Note and of any Subordinated Notes issued upon the registration of transfer hereof, or in exchange herefor, or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note.

     No reference herein to the Indenture and no provision of this Subordinated Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Subordinated Note at the times, place, and rate, and in the coin and currency, herein prescribed.

     This Subordinated Note shall be construed in accordance with and governed by the laws of the State of New York without regard to conflicts of laws principles thereof.

     All terms used in this Subordinated Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an authenticating agent, by the manual signature of an authorized officer, this Subordinated Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: February 27, 2003
                                         SUSQUEHANNA BANCSHARES, INC.


                                         By: /s/ William J. Reuter
                                             ---------------------
                                             Name: William J. Reuter
                                             Title: Chairman, CEO and President

Attest:

By: /s/ Lisa M. Cavage
   -------------------
Name: Lisa M. Cavage
Title:  Secretary

Dated:  February 27, 2003

     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                         JP MORGAN TRUST COMPANY,
                                         NATIONAL ASSOCIATION,
                                         as Trustee



                                         By: /s/ Elaine D. Renn
                                             ------------------
                                             Authorized Officer

                                   ASSIGNMENT

  FOR VALUE RECEIVED the undersigned hereby sells, assigns, and transfers unto


     [PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

--------------------------------------------------------------------------------


[Name and address of assignee, including zip code (must be printed or typewritten)]

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

the within Subordinated Note, and all rights thereunder, hereby irrevocably constituting and appointing


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Attorney to transfer said Subordinated Note on the books of the within Company, with full power of substitution in the premises.

Dated:
       -----------------
                                                    ----------------------------
                                            NOTICE: The signature to this
                                                    assignment must correspond
                                                    with the name as it appears
                                                    upon the face of the within
                                                    or attached Subordinated
                                                    Note in every particular,
                                                    without alteration or
                                                    enlargement or any change
                                                    whatever.